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                        AIRCRAFT LEASE NOVATION AGREEMENT

                  This AIRCRAFT LEASE NOVATION AGREEMENT (this "Novation") dated July __, 1997, is by and among (i) FIRST SECURITY BANK, NATIONAL ASSOCIATION (formerly First Security Bank of Utah, National Association), not in its individual capacity (except as otherwise specified), but solely as Owner Trustee (the "Original Lessor") under a Trust Agreement dated as of November 4, 1993 between itself and Amerilease Capital Corporation Limited ("Amerilease"), (ii) FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity (except as otherwise specified), but solely as Owner Trustee (the "New Lessor") under a Trust Agreement dated as of June 15, 1997 between itself and KG Aircraft Leasing Co., Ltd., (iii) TACA INTERNATIONAL AIRLINES, S.A., a corporation organized and existing under the laws of El Salvador ("Sublessor") and (iv) WESTERN PACIFIC AIRLINES, INC., a corporation organized and existing under the laws of Delaware ("Sublessee").

                                    RECITALS

     WHEREAS, Original Lessor and Sublessor, as lessee, are parties to that certain Aircraft Lease Agreement dated as of November 4, 1993 (as supplemented and amended, the "Lease"), which together with Lease Supplement No. 1 thereto dated November 10, 1993 and the Mortgage and Security Agreement dated as of November 4, 1993 (the "Mortgage") between Lessor and ING Lease International Equipment Finance B.V. (formerly Internationale Nederlanden Aviation Lease B.V.), as Agent for itself and each of the Lenders under the Credit Agreement described therein (the "Mortgagee") were recorded by the FAA on November 12, 1993 and assigned Conveyance No. S091609; and

     WHEREAS, pursuant to the Lease, Lessor has leased to Sublessor, as lessee, one (1) Boeing 737-3S3 aircraft bearing manufacturer's serial number 23787 and United States registration no. N375TA (to be changed to N954WP), together with two (2) CFM International, Inc. engines, Model CFM 56-3B2, bearing manufacturer's serial numbers 720890 and 721734 (the "Aircraft"); and

     WHEREAS, the Lease was amended pursuant to Amendment No. 1 to Aircraft Lease Agreement dated March 29, 1996 which was recorded by the FAA on May 30, 1996 and assigned Conveyance No. HH011972; and

     WHEREAS, Sublessor, as sublessor, and Sublessee, as sublessee, are parties to that certain Aircraft Sublease Agreement dated as of March 18, 1996 (as supplemented and amended, the "Sublease"), which together with Sublease Supplement No. 1 thereto dated March 29, 1996, the Assignment of Sublease Agreement dated as of March 29, 1996 between the Sublessor, as assignor and the Lessor, as assignee (the "Sublease Assignment") and the Assignment of Security Document dated as of March 29, 1996 between the Lessor, as assignor, and the Mortgagee, as assignee (the "Security Assignment") were recorded by the FAA on May 30, 1996 and assigned Conveyance No. HH011973; and

     WHEREAS, pursuant to the Sublease, Sublessor, as sublessor, has leased the Aircraft to Sublessee, as sublessee; and

     WHEREAS, the Sublease was amended pursuant to Amendment No. 1 to Sublease Agreement dated June 11, 1996, and recorded by the FAA on July 31, 1996 as Conveyance No. BB24106, and supplemented by Supplement No. 2 to Sublease
Agreement dated June 11, 1996, and recorded by the FAA on May 31, 1996 and assigned Conveyance No. BB24107; and

     WHEREAS, the Sublease was further amended pursuant to Amendment No. 2 to Sublease Agreement dated March 22, 1997, which was filed with the FAA on June 10, 1997, but not yet recorded; and

     WHEREAS, on the date that the Aircraft is sold (the "Closing Date") by the Original Lessor to the New Lessor, (i) all right, title and interest of the Mortgagee in and to the Lease, the Mortgage and the Security Assignment is being released by the Mortgagee and (ii) the Sublease Assignment and the Lease are being terminated and all rights of the Original Lessor thereunder are being released, in each case, contemporaneously with the execution and delivery of this Novation; and

     WHEREAS, Sublessor desires to novate certain of its rights and obligations under the Sublease to the New Lessor, and the New Lessor desires to assume such rights and obligations and in connection with such novation and simultaneously therewith, the New Lessor and the Sublessee intend to enter into an Amended and Restated Aircraft Lease Agreement (the "Amended and Restated Lease"); and

     Section 1. DEFINITIONS. Capitalized terms used herein and not defined otherwise herein shall have the meanings specified in the Sublease or by reference therein.

     Section 2. NOVATION OF SUBLEASE. Subject to the terms and conditions of this Novation, the parties hereto agree that from and after the Closing Date:

                  (a) The Sublessor assigns to New Lessor all of Sublessor's right, title and interest, and all of the covenants, undertakings, duties, liabilities and obligations of the Sublessor in and under the Sublease arising on or after the Closing Date.

                  (b) The Sublessor releases and discharges the Sublessee from the performance of any and all of its covenants, undertakings, obligations, duties and liabilities to the Sublessor under the Sublease to the extent the same arise or accrue on or after the Closing Date. The Sublessor releases and discharges the Sublessee and its officers, directors, employees, agents and servants, and the Sublessee releases and discharges the Sublessor and its officers, directors, employees, agents and servants, of and from any and all actions, causes of action, claims, demands, costs, expenses, compensation and consideration, which either party (Sublessor or Sublessee) now has, or may hereafter have, on account of, or arising out of that certain letter of intent, dated July 25, 1996, among Amerilease, the Sublessor and the Sublessee, or otherwise on account of, related to or arising out of the transaction contemplated thereby, and each party (Sublessor and Sublessee) agrees to indemnify, defend and hold the other harmless for, from and against any and all claims that may be asserted by any third party (including without limitation Amerilease) with respect to the matters subject to the foregoing releases.

                  (c) The Sublessee releases and discharges the Sublessor from the Sublessor's covenants, undertakings, obligations, duties and liabilities to Sublessee under the Sublease to the extent the same arise or accrue on or after the Closing Date.

                  (d) The New Lessor agrees with the Sublessee and the Sublessor to assume all of the right, title and interest, and all of the covenants, undertakings, duties, liabilities and obligations of the Sublessor in and under the Sublease, other than the obligation to Cauff, Lippman & Crane Aviation, Inc. as provided in Section 3(c) thereof, arising on or after the Closing Date and hereby undertakes to observe and perform in favor of the Sublessee at all times on or after the Closing Date, all of the covenants, undertakings, duties, obligations and liabilities originally made, given or assumed by the Sublessor under or pursuant to the Sublease, including, without limitation, any and all obligations in respect of the Security Deposit and the Maintenance Reserves.

                   (e) The Sublessee agrees with the New Lessor to observe and perform in favor of and for the benefit of the New Lessor all of the covenants, undertakings, duties, obligations and liabilities originally made, given or assumed by the Sublessee in favor of the Sublessor under or pursuant to the Sublease arising on or after the Closing Date.

                  (f) The Sublessee hereby expressly consents to and accepts the assumption by the New Lessor of the Sublessor's right, title, interest, covenants, undertakings, obligations, duties and liabilities under the Sublease arising or accruing on or after the Closing Date.

                  (g) The Sublessee agrees that it will not assert against the Sublessor any claim or defense that it may have against the New Lessor under the Amended and Restated Lease to the extent the same is attributable to any act or event occurring on or after the Closing Date.

                  (h) The Sublessee agrees that it will not assert against the New Lessor any claim or defense that it may have against the Sublessor under the Sublease to the extent the same is attributable to any act or event occurring prior to the Closing Date.

                  (i) The Sublessee, the New Lessor and the Sublessor accordingly agree that

                  (i) from and after the Closing Date, the Amended and Restated Lease constitutes an agreement between the New Lessor (as lessor) and the Sublessee (as lessee) on the terms and conditions set forth therein;

                  (ii) from and after the Closing Date, the Sublessor's obligation to lease the Aircraft to the Sublessee is terminated and the Sublessee accepts the New Lessor's obligation to lease the Aircraft to the Sublessee and the Sublessee will take the Aircraft on lease from the New Lessor, and the New Lessor agrees to lease the Aircraft to the Sublessee, on the terms and conditions set forth in the Amended and Restated Lease; and

                  (iii) from and after the Closing Date, the Sublessee shall make all payments of Rent and all other amounts due and payable under the Amended and Restated Lease to the New Lessor, or as the New Lessor may direct in accordance with the terms of the Amended and Restated Lease, and shall look solely to the New Lessor for reimbursement of the Security Deposit and the Maintenance Reserves in accordance with the terms thereof.

     Section 3. CLAIMS ARISING PRIOR TO THE CLOSING DATE. (a) Without prejudice to the rights of the New Lessor under the Amended and Restated Lease, the Sublessor and the Sublessee agree that each of them, and each Indemnitee (as defined in the Sublease) shall have, pursuant to this Section 3, the same rights and remedies as they would have had under the Sublease (including, without limitation, Sublessee's indemnities under Section 12 of the Sublease), without regard to any amendment thereto effected by the Amended and Restated Lease, in respect of any losses, liabilities indemnities or claims suffered or incurred or brought against, or payment due to, the other to the extent attributable to any period ending prior to the Closing Date to the same extent as provided for under the Sublease as in effect prior to the execution and delivery of the Amended and Restated Lease.

     (b) The Sublessee hereby acknowledges and agrees that all of the covenants, undertakings, obligations and liabilities of the Sublessor under Section 6(b) of the Sublease have been fully performed and that it has no claims against any Maintenance Reserves or the Sublessor in respect thereof.

     Section 4. MAINTENANCE RESERVES; SECURITY DEPOSIT. (a) On the Closing Date, the New Lessor has agreed to pay the purchase price to the Original Lessor, and such purchase price reflects a reduction in respect of the amount of Maintenance Reserves and Security Deposit held on the Closing Date by or on behalf of the Sublessor. From and after the Closing Date, the Sublessee shall look only to the New Lessor for the reimbursement of the Security Deposit and any Maintenance Reserves in accordance with the provisions of the Amended and Restated Lease. For the avoidance of doubt, the Sublessee confirms, for the benefit of the Sublessor and the New Lessor, that the amounts being held by the Sublessor for Maintenance Reserves are as set forth below:

                  Airframe C-7 or D-check            $[     ]*

                  Engine MSN 720890

                           Shop Visit Portion        $[     ]*

                           LLP Portion               $[     ]*

                  Engine MSN 721734

                           Shop Visit Portion        $[    ]*

                           LLP Portion               $[    ]*

          The amount of the Security Deposit being held in respect of the Aircraft is $[ ]*

     (b) From and after the Closing Date, all payments to be made by the Sublessee in respect of Maintenance Reserves shall be paid to the New Lessor and not to the Sublessor, and the Sublessor shall not make any claim thereon or have any right therein. From and after the Closing Date, the New Lessor shall have the right to receive all Maintenance Reserve payments that have accrued since the immediately preceding date on which Maintenance Reserves were due pursuant to Section 6(b) of the Sublease and the Sublessee shall pay all such amounts to the New Lessor on the due date therefor in accordance with the terms of the Amended and Restated Lease.

     Section 5. CONDITIONS PRECEDENT. On or prior to the Closing Date, the Sublessee shall deliver to the New Lessor and Sublessor (i) an opinion of counsel in form and substance reasonably satisfactory to the New Lessor to the effect, among other things, that this Novation and the Amended and Restated
Lease have been duly authorized by the Sublessee and constitute enforceable obligations of the Sublessee and (ii) a certificate of insurance evidencing compliance by the Sublessee with the provisions of Section 9 of the Amended and Restated Lease and Section 6 of this Novation.

     Section 6. INSURANCE. (a) Required Insurance. From and after the Closing Date and until the earlier of April 30, 1999 or the date of the next "D" check (or its equivalent) on the Aircraft, Sublessee shall maintain public liability (including, without limitation, aircraft third-party, baggage, cargo, contractual and passenger legal liability including war risks), property damage liability insurance with respect to the Aircraft and general airline third party legal liability insurance (including products liability insurance) with insurers of recognized responsibility and good repute specializing in aviation insurance in the leading international markets, in amounts at least equal to [ ]* Dollars (U.S. $[ ]*) per occurrence subject to no deductible except deductibles as to baggage and cargo that are standard in the airline industry in respect of carriers operating in the countries in which the operator of the Aircraft operates.

     (b) TERMS OF INSURANCE. Any policies carried in accordance with Section 6(a) hereof and any policies taken out in substitution or replacement for any such policies shall (i) insure the interests of and name as additional insureds, each of the Original Lessor, Amerilease and Sublessor and their respective officers, directors, employees and agents (the "Additional Insureds") and provide that the Additional Insureds bear no liability for the payment of premiums; (ii) provide that the coverages afforded by such policies to the Additional Insureds shall not be invalidated by any act or omission of any named insured or other person which results in a violation of the terms, conditions or warranties of the policies, provided that the named insured or the person so protected has not caused, contributed to or knowingly condoned the said act or omission; (iii) provide that if there is any cancellation of the insurance, such cancellation shall not be effective as to any Additional Insured for thirty (30) days (with respect to war risk insurance, seven (7) days or such lesser period as may be customarily available) after the underwriters of such insurance issue written notice of such cancellation or alteration; (iv) contain a waiver by the insurers of (A) all rights of subrogation against any and all of the Additional Insureds and (B) and rights of set-off, counterclaim or any other deductions whether by attachment or otherwise, which they may have against any Additional Insured; and (v) be primary and without right of contribution from any other insurance carried by any of the Additional Insureds, and shall expressly provide that all of the provisions thereof (except limits of liability) shall operate in the same manner as if there were a separate policy covering each Additional Insured; with substantially the same endorsements (insofar as the same apply to liability coverage) as are currently in effect with respect to the Aircraft.

     (c) INSURANCE CERTIFICATES. On or before the Closing Date, and promptly after each renewal or replacement of the policies of insurance covering the Aircraft, Sublessee shall cause to be furnished to Sublessor an insurance certificate of independent aircraft insurance brokers evidencing that the insurance then carried and maintained on the Aircraft complies with the terms hereof. Sublessee shall cause such firm to advise the Additional Insureds in writing promptly of any default in the payment of any premium, of any other act or omission on the part of Sublessee of which such firm has knowledge that might invalidate or render unenforceable, in whole or in part, any insurance provided pursuant to Section 6(a).

     Section 7. REPRESENTATIONS. (a) REPRESENTATIONS OF EACH PARTY. Each party hereto represents and warrants (each as to itself only) to each of the other parties as of the Closing Date as follows:

                  (i) Such party has the power, authority and legal right to execute and deliver this Novation and to perform its obligations hereunder, such execution, delivery and performance have been authorized by all necessary corporate and other action of such party and this Novation constitutes the legal, valid and binding agreement of such party, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding at equity or at law.

                  (ii) All governmental and other licenses, approvals and consents that may be necessary for such party to enter into this Novation have been obtained and are in full force and effect.

                  (iii) The execution, delivery and performance of this Novation by such party will not contravene or violate any provision of any law, rule, regulation or order binding on such party or any of its organizational documents and will not contravene the provisions of, or constitute a default under, any contract or other instrument binding upon such party.

     (b) REPRESENTATIONS OF SUBLESSOR. Sublessor represents and warrants to the Sublessee and to the New Lessor as of the Closing Date as follows:

                  (i) all payments of Rent due as at the Closing Date have been duly made to the Sublessor and received by it, and

                  (ii) as of the Closing Date, Sublessor is not aware of any claims that it has against the Sublessee arising under or pursuant to the Sublease.

     (c) REPRESENTATIONS OF SUBLESSEE. The Sublessee represents and warrants to the Sublessor and to the New Lessor as of the Closing Date as follows:

                  (i) each of the representations and warranties of the Sublessee set forth in the Amended and Restated Lease are true on and as of the Closing Date, and

                  (ii) as of the Closing Date, the Sublessee is not aware of any claims that it has against the Sublessor, Amerilease or the Original Lessor, including, without limitation, any claims for reimbursement of Maintenance Reserves pursuant to Section 6(b) of the Sublease.

     (d) REPRESENTATIONS OF NEW LESSOR. The New Lessor represents and warrants to the Sublessee as of the Closing Date that each of the representations and warranties of the New Lessor set forth in the Amended and Restated Lease are true on and as of the Closing Date.

     Section 8. MISCELLANEOUS.

     (a) COUNTERPARTS. This Novation may be executed by the parties hereto in separate counterparts each of which, when so executed and delivered, shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

     (b) SEVERABILITY. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

     (c) FURTHER ASSURANCES. Each party will promptly and duly execute and deliver all such documents and assurances and take such further action as the other party may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Novation and to establish and protect the rights and remedies created or intended to be created in favor of the parties, including, without limitation, if requested by Lessor, at the expense of Lessor, the recording or filing of this Novation or any other document or financing statement with respect to the transactions contemplated hereby so as to more effectively carry out the intent of such transactions, in accordance with the laws of such jurisdictions as either party from time to time reasonably requests.

     (d) ENTIRE AGREEMENT. This Novation embodies the entire agreement and understanding between the parties relating to the matters provided for herein, and supersedes all prior agreements and understandings relating thereto.

     (e) SUCCESSORS AND ASSIGNS. This Novation shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     (f) GOVERNING LAW. THIS NOVATION SHALL IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (g) EXPENSES. Each of the parties hereto shall bear its own expenses in connection with this Novation and the transactions contemplated hereby, including, without limitation, its own attorneys' fees, except that KGAL and TACA shall each pay one half of any expenses in connection with any Aviation Authority or other filings, including the fees and disbursements of special local counsel retained in connection therewith. All expenses incurred by WestPac for which it is entitled to reimbursement pursuant to the Sublease shall be for the account of TACA except any such expenses relating solely to the negotiation, preparation, execution and delivery of the Amended and Restated Aircraft Lease, which shall be for the account of KGAL.

         IN WITNESS WHEREOF, the parties hereto have each caused this Novation to be duly executed as of the day and year first above written.


                    FIRST SECURITY BANK, NATIONAL  ASSOCIATION,  (formerly First
               Security Bank of Utah, National Association), not in its individual capacity but solely as Owner Trustee under the 1993 Trust Agreement


                    By:_____________________________________________
                      Name:
                      Title:


                    FIRST SECURITY BANK, NATIONAL  ASSOCIATION,  (formerly First
               Security Bank of Utah, National Association), not in its individual capacity but solely as Owner Trustee under the 1997 Trust Agreement


                    By:_____________________________________________
                      Name:
                      Title:


                    TACA INTERNATIONAL AIRLINES, S.A.


                    By:______________________________________________
                      Name:
                      Title:


                    WESTERN PACIFIC AIRLINES, INC.


                    By:______________________________________________
                      Name:
                      Title: